UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2015

Axiom Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-195950	46-3389613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11637 Orpington St, Orlando, FL	33983
(Address of Principal Executive Offices)	(Zip Code)

(407) 412-6432
(Registrant's telephone number, including area code)

At Play Vacations, Inc.
2149 Rio De Janeiro Avenue, Punta Gorda, FL  33983
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 16, 2015, the Company filed a Certificate of Amendment changing the Company’s name to Axiom Holdings, Inc. and increasing the authorized shares of common stock to 3,000,000,000 shares of common stock, with par value of $0.001 per share, and 50,000,000 shares of preferred stock with a par value of $0.001 per share.  The amendment was approved by shareholders holding 58.5% of the issued and outstanding stock.

On October 1, 2015, the Board of Directors approved a change in the Company’s fiscal year end from September 30, to December 31.  The Company will file its annual report on Form 10-K for the year ended September 30, 2015.  The transition Company will file the transition report for the period from October 1, 2015 through December 31, 2015 on Form 10Q.

Item 8.01 Other Information

On August 31, 2015, the Board of Directors approved a 20:1 forward split of its common stock, such that shareholders holding shares of the Company common stock will receive twenty new shares of common stock for each old share upon surrendered to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axiom Holdings, Inc.

Date: October 26, 2015	By:	/s/ Chua Seong Seng
Chua Seong Seng
President